SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: August 29, 2007

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite #600, Fort Myers, Florida	33901
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(239) 337-3434

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm

On September 4, 2007, NeoMedia Technologies, Inc., a Delaware Corporation (the “Company), filed a Form 8-K with the United States Securities and Exchange Commission (the “SEC”) to disclose the Company’s change of independent registered public accounting firm effective August 29, 2007. This amended Form 8-K/A is being filed to amend the Form 8-K filed on September 4, 2007 in response to a comment letter received from the SEC.

On August 29, 2007, the Company, notified Stonefield Josephson, Inc. (“Stonefield”) that the Company was dismissing Stonefield as its independent registered public accounting firm, effective immediately. The Board of Directors of the Company approved the dismissal of Stonefield as the Company’s independent registered public accounting firm on August 29, 2007, after recommendation and approval from the Audit Committee of the Board of Directors of the Company.

The reports of Stonefield on the Company’s financial statements for the fiscal years ended as of December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion contained an explanatory paragraph stating that the Company's significant operating losses, negative cash flows from operations and working capital deficit raise substantial doubt about its ability to continue as a going concern. Stonefield’s report on the Company’s internal controls over financial reporting expressed an unqualified opinion on management’s assessment of, and an adverse opinion on, the effectiveness of internal control over financial reporting, due to the existence of several material weakness as of December 31, 2006.

During the Company’s fiscal years ended December 31, 2006 and 2005, and through the date of dismissal, there were no disagreements between the Company and Stonefield on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Stonefield’s satisfaction, would have caused Stonefield to make a reference to the matter in its reports on the Company’s financial statements for such years.

The Company’s management concluded that as of December 31 2006, the Company did not maintain effective internal controls over financial reporting. During the Company’s fiscal years ended December 31, 2006 and 2005, and through the date hereof, there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal controls over financial reporting as of December 31, 2006, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee of the Company’s Board of Directors discussed the material weaknesses with Stonefield and the company has authorized Stonefield to respond fully to the inquiries of a successor auditor.

The following represents a description of each of the material weaknesses in internal controls over financial reporting identified as of December 31, 2006 and the current remediation status thereof.

1.  The Company did not maintain an effective control environment at the entity level. Specifically, the Company identified the following material weaknesses in its control environment:

a.
Material Weakness: Senior management did not establish and maintain a proper tone as to internal control over financial reporting. Specifically, senior management was unable, due to time and resource constraints, to promptly address control weaknesses brought to their attention throughout the audit.

Remediation Status: Not remediated.

b.
Material Weakness: The Company does not have a financial expert on the audit committee. The lack of a financial expert on the audit committee, combined with the complexity of certain financial transactions the Company engages in, raises the risk of a potential material misstatement to occur and go undetected in the financial statements.

Remediation Status: Not remediated

c.
Material Weakness: The Company did not maintain sufficiently qualified accounting personnel with an appropriate level of knowledge, experience and training in the application of GAAP and other financial reporting requirements.

Remediation Status: Key accounting personnel are all CPA’s, and two accounting managers also have MBAs. Key accounting personnel have between 10 to 20 years accounting experience. Complex accounting issues, such as our derivative financing, has been outsourced to a third party for expert analysis, as necessary.

d.
Material Weakness: The Company, through Senior Management, failed to maintain formalized accounting policies and procedures. Once implemented, the polices and procedures should provide guidance to accounting personnel in the proper treatment and recording of financial transactions, as well as proper internal controls over financial reporting.

Remediation Status: Not fully remediated

e.
Material Weakness: The external auditors identified several material accounting adjustments to the Company’s financial statements that were a direct result of the combination of the weaknesses previously cited regarding the lack of a financial expert on the audit committee, the inability to maintain sufficiently qualified accounting personnel, and the failure to maintain formalized accounting policies and procedures.

Remediation Status: Not fully remediated.

f.
Material Weakness: The Company did not develop and maintain a company wide risk assessment program. Failures to develop, communicate, and ensure compliance with such program increases the risk of financial statement errors either being prevented or detected.

Remediation Status: The Board of Directors approved and instituted a company wide risk assessment program as of July 2007.

g.
Material Weakness: The Company did not maintain effective controls over the Code of Conduct. Specifically, management failed to ensure all current employees annually acknowledge compliance with the code of conduct in writing.

Remediation Status: Not fully remediated.

2. The Company did not maintain an effective control environment over information technology (IT) General Controls, and the following material weaknesses were noted:

a.
Material Weakness: The Company, through Senior Management, did not have effective information technology policies and procedures in place, which addresses financial reporting risks associated with the IT function. Additionally, the policies currently in place were not communicated with the appropriate personnel.

Remediation Status: The IT policies and procedures were revised and properly communicated as of August 2007.

b.
Material Weakness: Senior management did not maintain sufficient oversight concerning the data back up and off site storage process. Specifically, there was insufficient evidence that the back up tapes were successful and properly reviewed, and the back up tapes were not stored in a secure environment when taken off site.

Remediation Status: All back ups are verified successful and taken offsite to a safe deposit box .

c.
Material Weakness: Senior Management did not maintain sufficient controls related to the establishing, maintaining, and assigning of user access security levels in the accounting software package used to initiate, process, record, and report financial transactions and financial statements. Specifically, controls were not designed and in place to ensure that access to certain financial applications was adequately restricted to only employees requiring access to complete their job functions.

Remediation Status: Not fully remediated.

d.
Material Weakness: The Company did not maintain sufficient controls over Excel spreadsheets used to compile and produce financial statements. Four critical spreadsheets failed to have all the required controls performed in accordance with Company policy.

Remediation Status: Not fully remediated.

3. The Company did not maintain an effective control environment over Anti-Fraud Controls. Specifically, the following weaknesses were identified when assessing the control environment:

a.
Material Weakness: The Company did not maintain an effective control environment over corporate bank accounts, including payment processing and establishing employees authorized to conduct wire transfers. Specifically, bank signature cards still contained former employees, and bank policy allowed for only one employee to establish authorized users to the wire transfer system.

Remediation Status: Bank signature cards and wire transfer capabilities have been updated to reflect current employees with Board authorized signature authority.

b.
Material Weakness: The Company has failed to develop and maintain a company wide anti-fraud program over the initiating and processing of financial transactions, as well as other company wide procedures which may have an impact on internal controls over financial reporting.

Remediation Status: The Company’s Board of Directors has reviewed and approved an anti-fraud policy as of July 2007.

4. The Company did not maintain effective controls to ensure that management oversight and review procedures were properly performed, and the following material weaknesses were noted:

a.
Material Weakness: The Company did not maintain effective controls over the recording of recurring and non-recurring journal entries. Specifically, controls over the supervisory review and approval of journal entries for the recording of these financial transactions failed.

Remediation Status: All journal entries are being reviewed and approved by the Controller. The Controller’s journal entries are being reviewed and approved by the CFO.

b.
Material Weakness: The Company did not maintain effective controls over the issuing and review of MicroPaint Repair quotes and invoices. Specifically, controls over the supervisory review and approval of these documents failed.

Remediation Status: Not remediated

c.
Material Weakness: The Company did not design and maintain effective controls over the evidence of management review of key financial transactions and reports. Sufficient evidence did not exist that the documents were reviewed for accuracy and completeness of information.

Remediation Status: All key financial transactions and reports are being reviewed by the Controller, CFO, and Board of Directors. Evidence of the reviews are being maintained.

d.
Material Weakness: The Company did not maintain effective controls over the completion and payment of Travel and Entertainment expense reports. Specifically, certain items, although properly reviewed and approved, were paid even though they were not specifically allowed per Company policy.

Remediation Status: Travel and expense reports are being properly reviewed and paid according to Company policy.

e.
Material Weakness: The Company did not design and maintain effective controls over the income tax provision, including deferred tax assets and net operating loss carry-forwards related to foreign acquisitions completed in 2006. Controls were also ineffective in the analysis of certain account balances, such as goodwill, which were impacted as a result of the control failure.

Remediation Status: There is sufficient analysis and review performed by accounting personnel, the Controller, and the CFO in these areas. Certain complex accounting issues and treatment have been outsourced to third party experts in these areas.

f.
Material Weakness: The Company did not maintain adequate controls over the accuracy, presentation and disclosure in recording revenue. Specifically, controls were not designed and in place to ensure that revenue transactions were analyzed for appropriate presentation and disclosure for recognition of revenue on a gross or net basis.

Remediation Status: All revenue generated from this business unit is currently being recognized on a net basis.

The Company provided Stonefield with a copy of this Current Report on Form 8-K/A prior to its filing with the SEC, and requested Stonefield to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. A copy of Stonefield’s letter dated September 6, 2007, is attached hereto as Exhibit 16.1.

(b) New Independent Registered Public Accounting Firm.

On August 31, 2007, the Company engaged Kingery & Crouse, P.A. (“Kingery”), to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, which are expected to commence with, and include, the quarter ending September 30, 2007. The engagement of Kingery was approved by the Board of Directors of the Company, after approval and recommendation by the Audit Committee of the Board of Directors of the Company.

During the Company’s two most recent fiscal years ended December 31, 2006 and 2005, and during any subsequent interim period prior to the date of the engagement of Kingery as the Company’s independent registered public accounting firm, neither the Company nor anyone acting on its behalf consulted with Kingery regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Kingery concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits No. Description:

Exhibit No.	Item	Location
16.1	Letter from Stonefield Josephson, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2007	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ William J. Hoffman
	Name:	William J. Hoffman
	Its:	Chief Executive Officer